Exhibit 99.1

HubSpot Reports Q2 2025 Results

CAMBRIDGE, MA (August 6, 2025) — HubSpot, Inc. (NYSE: HUBS), the customer platform for scaling companies, today announced financial results for the second quarter ended June 30, 2025.

Financial Highlights:

Revenue

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Total revenue was $760.9 million, up 19% on an as-reported basis and 18% in constant currency compared to Q2'24.
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Subscription revenue was $744.5 million, up 19% on an as-reported basis compared to Q2'24.
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Professional services and other revenue was $16.3 million, up 21% on an as-reported basis compared to Q2'24.

Operating Income (Loss)

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GAAP operating margin was (3.2%), compared to (3.8%) in Q2'24.
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Non-GAAP operating margin was 17.0%, compared to 17.2% in Q2'24.
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GAAP operating loss was ($24.6) million, compared to ($23.9) million in Q2'24.
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Non-GAAP operating income was $129.1 million, compared to $109.3 million in Q2'24.

Net Income (Loss)

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GAAP net loss was ($3.3) million, or ($0.06) per basic and diluted share, compared to net loss of ($14.4) million, or ($0.28) per basic and diluted share in Q2'24.
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Non-GAAP net income was $117.3 million, or $2.23 per basic and $2.19 per diluted share, compared to $103.5 million, or $2.03 per basic and $1.94 per diluted share in Q2'24.
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Weighted average basic and diluted shares outstanding for GAAP net loss per share was 52.7 million, compared to 51.0 million basic and diluted shares in Q2'24.
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Weighted average basic and diluted shares outstanding for non-GAAP net income per share was 52.7 million and 53.5 million respectively, compared to 51.0 million and 53.4 million, respectively in Q2'24.

Balance Sheet and Cash Flow

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The company’s cash, cash equivalents, and short-term and long-term investments balance was $1.9 billion as of June 30, 2025.
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During the second quarter, the company used $125.0 million of its cash to repurchase its common stock. As of June 30, 2025, $375.0 million remained available for future stock repurchases.
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During the second quarter, the company generated $164.4 million of cash from operating cash flow, compared to $117.8 million during Q2'24.
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During the second quarter, the company generated $167.7 million of cash from non-GAAP operating cash flow and $116.2 million of non-GAAP free cash flow, compared to $121.7 million of cash from non-GAAP operating cash flow and $92.1 million of non-GAAP free cash flow during Q2'24.

Additional Recent Business Highlights

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Grew Customers to 267,982 at June 30, 2025, up 18% from June 30, 2024.
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Average Subscription Revenue Per Customer was $11,310 during the second quarter of 2025, up 1% on an as-reported basis compared to the second quarter of 2024.
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Calculated billings were $814.3 million in the second quarter of 2025, up 26% on an as-reported basis and 20% in constant currency compared to Q2'24.

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“Q2 was another solid quarter of continued revenue growth and customer expansion,” said Yamini Rangan, Chief Executive Officer at HubSpot. “Our strategy is to be the leading AI-first customer platform for scaling companies, and I’m excited by the progress we’re making. Customer Agent and Prospecting Agent are delivering results for customers, and our embedded AI features are helping go-to-market teams work smarter and faster. We’re innovating rapidly, reimagining our product and our company to be AI-first, and relentlessly focused on delivering customer value. Heading into Q3, we’re strongly positioned to deliver durable, long-term growth.”

Business Outlook
Based on information available as of August 6, 2025, HubSpot is issuing guidance for the third quarter and full year of 2025 as indicated below.

Third Quarter 2025:

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Total revenue is expected to be in the range of $785.0 million to $787.0 million, up 17% year over year on an as-reported basis and 16% in constant currency.
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Non-GAAP operating income is expected to be in the range of $156.0 million to $157.0 million, representing a 20% operating profit margin.
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Non-GAAP net income per common share is expected to be in the range of $2.56 to $2.58. This assumes approximately 53.0 million weighted average diluted shares outstanding.

Full Year 2025:

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Total revenue is expected to be in the range of $3.080 billion to $3.088 billion, up 17% year over year in both on an as-reported basis and in constant currency.
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Non-GAAP operating income is expected to be in the range of $568.0 million to $572.0 million, representing an 18% operating profit margin.
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Non-GAAP net income per common share is expected to be in the range of $9.47 to $9.53. This assumes approximately 53.4 million weighted average diluted shares outstanding.

Use of Non-GAAP Financial Measures

In our earnings press releases, conference calls, slide presentations, and webcasts, we may use or discuss non-GAAP financial measures, as defined by Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investors section of our website ir.hubspot.com.

Conference Call Information

HubSpot will host a conference call on Wednesday, August 6, 2025 at 4:30 p.m. Eastern Time (ET) to discuss the company’s second quarter 2025 financial results and its business outlook. To register for this conference call, please use this dial in registration link or visit HubSpot's Investor Relations website at ir.hubspot.com. After registering, a confirmation email will be sent, including dial-in details and a unique code for entry. Participants who wish to register for the conference call webcast please use this link.

An archived webcast of this conference call will also be available on HubSpot's Investor Relations website at ir.hubspot.com.

The company has used, and intends to continue to use, the investor relations portion of its website as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD.

About HubSpot
HubSpot is the customer platform that helps businesses connect and grow better. HubSpot delivers seamless connection for

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customer-facing teams with a unified platform that includes AI-powered engagement hubs, a Smart CRM, and a connected ecosystem with over 1,700 App Marketplace integrations, a community network, and educational content. Learn more at www.hubspot.com.

Cautionary Language Concerning Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding management’s expectations of future financial and operational performance and operational expenditures, expected growth, foreign currency movement, and business outlook, including our financial guidance for the third fiscal quarter of and full year 2025 and our long-term financial framework; statements regarding our positioning for future growth and market leadership; statements regarding the economic environment; and statements regarding expected market trends, future priorities and related investments, and market opportunities. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, risks associated with our history of losses; our ability to retain existing customers and add new customers; the continued growth of the market for a customer platform; our ability to develop new products and technologies and differentiate our platform from competing products and technologies, including artificial intelligence and machine learning technologies; our ability to manage our growth effectively over the long-term to maintain our high level of service; our ability to maintain and expand relationships with our solutions partners; the price volatility of our common stock; the impact of geopolitical conflicts, inflation, foreign currency movement, and macroeconomic instability on our business, the broader economy, our workforce and operations, the markets in which we and our partners and customers operate, and our ability to forecast our future financial performance; regulatory and legislative developments on the use of artificial intelligence and machine learning; and other risks set forth under the caption “Risk Factors” in our SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

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Consolidated Balance Sheets

(in thousands)

	June 30,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$601,196	$512,667
Short-term investments	1,068,335	1,556,828
Accounts receivable	321,129	334,829
Deferred commission expense	189,288	148,693
Prepaid expenses and other current assets	129,560	80,586
Total current assets	2,309,508	2,633,603
Long-term investments	191,251	154,212
Property and equipment, net	132,346	114,165
Capitalized software development costs, net	191,077	154,484
Right-of-use assets	213,661	216,230
Deferred commission expense, net of current portion	187,790	160,814
Other assets	143,576	115,254
Intangible assets, net	40,039	37,563
Goodwill	274,716	209,508
Total assets	$3,683,964	$3,795,833
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$12,528	$3,649
Accrued compensation costs	96,583	67,442
Accrued commissions	98,872	102,043
Accrued expenses and other current liabilities	152,879	125,135
Operating lease liabilities	37,665	32,693
Convertible senior notes	—	458,184
Deferred revenue	888,297	784,253
Total current liabilities	1,286,824	1,573,399
Operating lease liabilities, net of current portion	242,867	254,539
Deferred revenue, net of current portion	5,993	3,969
Other long-term liabilities	83,224	55,640
Total liabilities	1,618,908	1,887,547
Stockholders’ equity:
Common stock	53	52
Treasury stock	1	—
Additional paid-in capital	2,884,434	2,713,697
Accumulated other comprehensive loss	5,428	(5,654)
Accumulated deficit	(824,860)	(799,809)
Total stockholders’ equity	2,065,056	1,908,286
Total liabilities and stockholders’ equity	$3,683,964	$3,795,833

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Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues:
Subscription	$744,532	$623,763	$1,443,260	$1,227,559
Professional services and other	16,334	13,467	31,743	27,085
Total revenue	760,866	637,230	1,475,003	1,254,644
Cost of revenues:
Subscription	106,670	81,618	206,900	162,342
Professional services and other	15,491	13,899	30,368	28,262
Total cost of revenues	122,161	95,517	237,268	190,604
Gross profit	638,705	541,713	1,237,735	1,064,040
Operating expenses:
Research and development	237,340	198,180	457,438	373,817
Sales and marketing	339,879	293,794	666,578	594,081
General and administrative	84,995	72,597	163,629	141,452
Restructuring	1,105	1,077	2,186	1,859
Total operating expenses	663,319	565,648	1,289,831	1,111,209
Loss from operations	(24,614)	(23,935)	(52,096)	(47,169)
Other income (expense)
Interest income	18,290	20,370	38,854	39,097
Interest expense	(227)	(901)	(872)	(1,836)
Other income (expense)	1,094	1,784	(1,214)	14,945
Total other income	19,157	21,253	36,768	52,206
(Loss) income before income tax expense	(5,457)	(2,682)	(15,328)	5,037
Income tax benefit (expense)	2,199	(11,753)	(9,723)	(13,538)
Net loss	$(3,258)	$(14,435)	$(25,051)	$(8,501)
Net loss per share, basic and diluted	$(0.06)	$(0.28)	$(0.48)	$(0.17)
Weighted average common shares used in computing basic and diluted net loss per share:	52,696	51,005	52,427	50,847

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Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Operating Activities:
Net loss	$(3,258)	$(14,435)	$(25,051)	$(8,501)
Adjustments to reconcile net (loss) income to net cash and cash equivalents provided by operating activities
Depreciation and amortization	33,194	22,204	62,024	43,438
Stock-based compensation	140,975	128,994	257,668	240,116
Gain on strategic investments	(1,754)	(2,103)	(1,869)	(18,456)
Impairment of strategic investments	—	479	1,600	4,094
Provision for (benefit from) deferred income taxes	121	(45)	(214)	(212)
Amortization of debt discount and issuance costs	77	502	577	1,002
Accretion of bond discount	(10,595)	(10,517)	(24,443)	(23,080)
Unrealized currency translation	(5,494)	(1,486)	(2,777)	(948)
Changes in assets and liabilities
Accounts receivable	(15,625)	(7,001)	30,030	18,422
Prepaid expenses and other assets	(23,688)	(21,755)	(50,080)	(27,228)
Deferred commission expense	(22,431)	(23,083)	(49,590)	(40,084)
Right-of-use assets	6,391	13,994	12,828	20,384
Accounts payable	(8,913)	1,082	9,121	(218)
Accrued expenses and other liabilities	61,100	28,330	59,876	15,049
Operating lease liabilities	(10,204)	(10,410)	(17,656)	(23,153)
Deferred revenue	24,466	13,078	63,888	44,291
Net cash and cash equivalents provided by operating activities	164,362	117,828	325,932	244,916
Investing Activities:
Purchases of investments	(155,829)	(252,339)	(830,204)	(651,717)
Maturities of investments	502,450	496,805	1,305,509	849,595
Purchases of property and equipment	(16,025)	(8,200)	(29,370)	(14,082)
Purchases of strategic investments	(7,825)	(3,600)	(18,825)	(3,627)
Capitalization of software development costs	(35,436)	(21,441)	(65,857)	(43,075)
Business acquisitions, net of cash acquired	(18,477)	—	(69,833)	—
Proceeds from net working capital settlement	—	1,933	—	1,933
Purchases of intangible assets	(256)	—	(256)	—
Net cash and cash equivalents provided by investing activities	268,602	213,158	291,164	139,027
Financing Activities:
Repayment of 2025 Convertible Notes	(369,243)	—	(459,811)	—
Employee taxes paid related to the net share settlement of stock-based awards	(4,742)	(4,696)	(13,812)	(13,484)
Repurchases of common stock	(125,004)	—	(125,004)	—
Proceeds related to the issuance of common stock under stock plans	19,356	25,301	38,664	45,244
Net cash and cash equivalents (used in) provided by financing activities	(479,633)	20,605	(559,963)	31,760
Effect of exchange rate changes on cash, cash equivalents and restricted cash	21,486	(1,509)	30,046	(5,815)
Net increase in cash, cash equivalents and restricted cash	(25,183)	350,082	87,179	409,888
Cash, cash equivalents and restricted cash, beginning of period	629,082	451,846	516,720	392,040
Cash, cash equivalents and restricted cash, end of period	$603,899	$801,928	$603,899	$801,928

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Reconciliation of non-GAAP operating income and operating margin

(in thousands, except percentages)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
GAAP operating loss	$(24,614)	$(23,935)	$(52,096)	$(47,169)
Stock-based compensation	140,975	128,994	257,668	240,116
Amortization of acquired intangible assets	3,006	2,341	5,919	4,685
Acquisition related expense	8,670	838	15,751	2,389
Restructuring charges	1,105	1,077	2,186	1,859
Non-GAAP operating income	$129,142	$109,315	$229,428	$201,880

GAAP operating margin	(3.2%)	(3.8%)	(3.5%)	(3.8%)
Non-GAAP operating margin	17.0%	17.2%	15.6%	16.1%

Reconciliation of non-GAAP net income

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
GAAP net loss	$(3,258)	$(14,435)	$(25,051)	$(8,501)
Stock-based compensation	140,975	128,994	257,668	240,116
Acquisition related expense	8,670	838	15,751	2,389
Amortization of acquired intangibles assets	3,006	2,341	5,919	4,685
Restructuring charges	1,105	1,077	2,186	1,859
Non-cash interest expense for amortization of debt issuance costs	77	502	577	1,002
Gain on strategic investments, net	(1,754)	(1,635)	(269)	(14,308)
Income tax effects of non-GAAP items	(31,523)	(14,134)	(43,578)	(34,618)
Non-GAAP net income	$117,298	$103,548	$213,203	$192,624

Non-GAAP net income per share:
Basic	$2.23	$2.03	$4.07	$3.79
Diluted	$2.19	$1.94	$3.96	$3.62
Shares used in non-GAAP per share calculations
Basic	52,696	51,005	52,427	50,847
Diluted	53,540	53,376	53,779	53,250

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Reconciliation of non-GAAP expense and expense as a percentage of revenue

(in thousands, except percentages)

	Three Months Ended June 30,
	2025					2024
	COS, Subs- cription	COS, Prof. services & other	R&D	S&M	G&A	COS, Subs- cription	COS, Prof. services & other	R&D	S&M	G&A
GAAP expense	$106,670	$15,491	$237,340	$339,879	$84,995	$81,618	$13,899	$198,180	$293,794	$72,597
Stock -based compensation	(8,190)	(1,051)	(70,807)	(36,587)	(24,340)	(5,444)	(1,128)	(64,693)	(36,168)	(21,561)
Amortization of acquired intangible assets	(2,258)	(200)	(9)	(434)	(105)	(1,879)	—	—	(357)	(105)
Acquisition related expense	—	—	(7,593)	(125)	(952)	—	—	(709)	—	(129)
Non-GAAP expense	$96,222	$14,240	$158,931	$302,733	$59,598	$74,295	$12,771	$132,778	$257,269	$50,802

GAAP expense as a percentage of revenue	14.0%	2.0%	31.2%	44.7%	11.2%	12.8%	2.2%	31.1%	46.1%	11.4%
Non-GAAP expense as a percentage of revenue	12.6%	1.9%	20.9%	39.8%	7.8%	11.7%	2.0%	20.8%	40.4%	8.0%

	Six Months Ended June 30,
	2025					2024
	COS, Subs- cription	COS, Prof. services & other	R&D	S&M	G&A	COS, Subs- cription	COS, Prof. services & other	R&D	S&M	G&A
GAAP expense	$206,900	$30,368	$457,438	$666,578	$163,629	$162,342	$28,262	$373,817	$594,081	$141,452
Stock -based compensation	(15,887)	(1,980)	(127,604)	(68,192)	(44,005)	(10,404)	(2,215)	(115,318)	(71,325)	(40,854)
Amortization of acquired intangible assets	(4,436)	(400)	(9)	(864)	(210)	(3,761)	—	—	(714)	(210)
Acquisition related expense	—	—	(14,479)	(246)	(1,026)	—	—	(1,755)	—	(634)
Non-GAAP expense	$186,577	$27,988	$315,346	$597,276	$118,388	$148,177	$26,047	$256,744	$522,042	$99,754

GAAP expense as a percentage of revenue	14.0%	2.1%	31.0%	45.2%	11.1%	12.9%	2.3%	29.8%	47.4%	11.3%
Non-GAAP expense as a percentage of revenue	12.6%	1.9%	21.4%	40.5%	8.0%	11.8%	2.1%	20.5%	41.6%	8.0%

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Reconciliation of non-GAAP subscription margin

(in thousands, except percentages)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
GAAP subscription margin	$637,862	$542,145	$1,236,360	$1,065,217
Stock-based compensation	8,190	5,444	15,887	10,404
Amortization of acquired intangible assets	2,258	1,879	4,436	3,761
Non-GAAP subscription margin	$648,310	$549,468	$1,256,683	$1,079,382

GAAP subscription margin percentage	85.7%	86.9%	85.7%	86.8%
Non-GAAP subscription margin percentage	87.1%	88.1%	87.1%	87.9%

Reconciliation of free cash flow
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
GAAP net cash and cash equivalents provided by operating activities	$164,362	$117,828	$325,932	$244,916
Purchases of property and equipment	(16,025)	(8,200)	(29,370)	(14,082)
Capitalization of software development costs	(35,436)	(21,441)	(65,857)	(43,075)
Payment of restructuring charges	3,348	3,881	7,853	8,071
Non-GAAP free cash flow	$116,249	$92,068	$238,558	$195,830

Reconciliation of operating cash flow

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
GAAP net cash and cash equivalents provided by operating activities	$164,362	$117,828	$325,932	$244,916
Payment of restructuring charges	3,348	3,881	7,853	8,071
Non-GAAP operating cash flow	$167,710	$121,709	$333,785	$252,987

Reconciliation of forecasted non-GAAP operating income (in thousands, except percentages)
	Three Months Ended September 30, 2025	Year Ended December 31, 2025
GAAP operating income (loss) range	$7,660-$8,660	($8,238)-($4,238)
Stock-based compensation	135,889	529,730
Amortization of acquired intangible assets	3,058	12,036
Acquisition related expense	8,283	30,066
Restructuring charges	1,110	4,406
Non-GAAP operating income range	$156,000-$157,000	$568,000-$572,000

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Reconciliation of forecasted non-GAAP net income and non-GAAP net income per share (in thousands, except per share amounts)

	Three Months Ended September 30, 2025	Year Ended December 31, 2025
GAAP net income range	$16,310-$17,560	$30,214-$33,964
Stock-based compensation	135,889	529,730
Amortization of acquired intangible assets	3,058	12,036
Acquisition related expense	8,283	30,066
Non-cash interest expense for amortization of debt issuance costs	—	577
Restructuring charges	1,110	4,406
Loss on strategic investments, net	—	(269)
Income tax effects of non-GAAP items	(29,150)-(29,400)	(100,760)-(101,510)
Non-GAAP net income range	$135,500-$136,500	$506,000-$509,000

GAAP net income per basic and diluted share	$0.31-$0.33	$0.57-$0.65
Non-GAAP net income per diluted share	$2.56-$2.58	$9.47-$9.53

Weighted average common shares used in computing GAAP basic and diluted net income per share:	52,759	52,650
Weighted average common shares used in computing non-GAAP diluted net income per share:	52,980	53,424

HubSpot’s estimates of stock-based compensation, amortization of acquired intangible assets, non-cash interest expense for amortization of debt issuance costs, restructuring charges, and income tax effects of non-GAAP items assume, among other things, the occurrence of no additional acquisitions, changes in value of strategic investments, and no further revisions to stock-based compensation and related expenses.

Non-GAAP Financial Measures
We report our financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. In this release, HubSpot’s non-GAAP operating income, operating margin, subscription margin, expense, expense as a percentage of revenue, net income, operating and free cash flow are not presented in accordance with GAAP and are not intended to be used in lieu of GAAP presentations of results of operations.

Calculated billings is defined as total revenue recognized in a period plus the sequential change in total deferred revenue in the corresponding period. Non-GAAP operating cash flow is defined as cash and cash equivalents provided by or used in operating activities plus payment of restructuring charges. Non-GAAP free cash flow is defined as cash and cash equivalents provided by or used in operating activities less purchases of property and equipment and capitalization of software development costs, plus payment of restructuring charges. Although non-GAAP operating cash flow and non-GAAP free cash flow are not residual cash flow available for our discretionary expenditures, we believe information regarding non-GAAP operating cash flow and non-GAAP free cash flow provide useful information to investors in understanding and evaluating the strength of our liquidity and provides a comparable framework for assessing how our business performed when compared to prior periods which were not impacted by restructuring charges paid from operating cash flow.

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Constant currency amounts are presented to provide a framework for assessing our operating performance excluding the effect of foreign exchange rate fluctuations. To exclude the effect of foreign currency rate fluctuations, current period results for entities reporting in currencies other than U.S. Dollars (“USD”) are converted into USD at the average exchange rates for the comparative period rather than the actual average exchange rates in effect during the respective periods.

Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. Specifically, these non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. Management may, however, utilize other measures to illustrate performance in the future. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included above in this press release.

These non-GAAP measures exclude stock-based compensation, amortization of acquired intangible assets, acquisition related expenses, disposition related income, non-cash interest expense for the amortization of debt issuance costs, gain or impairment losses on strategic investments, restructuring charges, and account for the income tax effects of the exclusion of these non-GAAP items. We believe investors may want to incorporate the effects of these items in order to compare our financial performance with that of other companies and between time periods:

A.
Stock-based compensation is a non-cash expense accounted for in accordance with FASB ASC Topic 718. We believe that the exclusion of stock-based compensation expense allows for financial results that are more indicative of our operational performance and provide for a useful comparison of our operating results to prior periods and to our peer companies because stock-based compensation expense varies from period to period and company to company due to such things as differing valuation methodologies and changes in stock price.

B.
Expense for the amortization of acquired intangible assets is excluded from non-GAAP expense and income measures as HubSpot views amortization of these assets as arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of purchased intangibles is a non-cash expense that is not typically affected by operations during any particular period. Valuation and subsequent amortization of intangible assets can also be inconsistent in amount and frequency because they can significantly vary based on the timing and size of acquisitions and the inherently subjective nature of the degree to which a purchase price is allocated to intangible assets. We believe that the exclusion of this amortization expense provides for a useful comparison of our operating results to prior periods, for which we have historically excluded amortization expense, and to our peer companies, which commonly exclude acquired intangible asset amortization. It is important to note that although we exclude amortization of acquired intangible assets from our non-GAAP expense and income measures, revenue generated from such intangibles is included within our non-GAAP income measures. The use of these intangible assets contributed to our revenues earned during the periods presented and will contribute to future periods as well.

C.
Acquisition related expenses, such as transaction costs, retention payments, and holdback payments, and disposition related income, such as proceeds from sale of assets, are transactions that are not necessarily reflective of our operational performance during a period. We believe that the exclusion of these expenses and income provides for a useful comparison of our operating results to prior periods and to our peer companies, which commonly exclude these expenses and income.

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D.
In June 2020, we issued $460 million of convertible notes due in 2025 with a coupon interest rate of 0.375%. The issuance cost of the debt is amortized as interest expense over the remaining term of the debt. We believe the exclusion of this non-cash interest expense provides for a useful comparison of our operating results to prior periods and to our peer companies. The Notes matured in June 2025 and we do not expect more expense to be recognized in the year.

E.
Strategic investments consist of non-controlling equity investments in privately held companies. The recognition of gains, impairment losses, or the proportionate share of net earnings can vary significantly across periods and we do not view them to be indicative of our fundamental operating activities and believe the exclusion provides for a useful comparison of our operating results to prior periods and to our peer companies.

F.
Restructuring charges are related to severance, employee related benefits, facilities and other costs associated with the restructuring plan implemented in January 2023. Restructuring charges fluctuate in amount and frequency and are not reflective of our core business operating results. In addition to the restructuring charges related to facilities we abandoned during the year ended 2023, through 2027, we expect to both incur incremental restructuring charges and make cash payments related to such facilities. The abandonment of facilities is part of the restructuring plan we authorized on January 25, 2023 and is intended to consolidate our lease space and create higher density across our workspaces. The incremental charges we expect to incur relate to continuing costs for the abandoned facilities and are expected to be in the range of $10-11 million. We also expect to make cash payments of approximately $35.0 million in fixed rent payments for the abandoned facilities that will be made in monthly installments through 2027, for which we have taken the full restructuring charge during the year ended 2023. We plan on excluding both the incremental charges and cash payments and the related restructuring cash rent payments from our non-GAAP earnings, operating cash flow, and free cash flow metrics. We believe exclusion of these charges and cash payments provides useful information to investors in understanding and evaluating the strength of earnings and liquidity and provides a comparable framework for assessing how our business performed when compared to prior periods which were not impacted by excluded restructuring charges paid from operating cash flow.

G.
The effects of income taxes on non-GAAP items reflect a fixed long-term projected tax rate of 20% to provide better consistency across reporting periods. To determine this long-term non-GAAP tax rate, we exclude the impact of other non-GAAP adjustments and take into account other factors such as our current operating structure and existing tax positions in various jurisdictions. We will periodically reevaluate this tax rate, as necessary, for significant events such as relevant tax law changes and material changes in our forecasted geographic earnings mix.

Investor Relations Contact:
investors@hubspot.com

Media Contact:
media@hubspot.com

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